Exhibit 10.1

PROMISSORY NOTE

$2,500,000.00	January 18, 2006
Fort Myers, Florida

FOR VALUE RECEIVED, ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company (the “undersigned”), hereby promises to pay to the order of ORION BANK, its successors and/or assigns (the “holder”), at P.O. Box 413040, Naples, Florida 34101-3040, or at such other place as the holder hereof may, from time-to-time, designate in writing, the principal sum of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), or so much thereof as shall have been disbursed hereunder, together with interest thereon at the rate set forth below, computed on the daily outstanding principal balance of the loan, such principal and interest being payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment as follows:

1.          Terms of Repayment. This Note shall be repaid as follows: Eleven (11) monthly installments of all accrued but unpaid interest shall be due and payable from the undersigned to holder, with the first such installment due and payable February 18, 2006, and continuing on the same day of each successive month thereafter. A final payment of the entire outstanding principal balance plus all accrued but unpaid interest shall be due and payable on January 18, 2007 (the “Maturity Date”). This Note shall be disbursed as a non-revolving line of credit.

2.          Interest Rate. Interest shall accrue on the outstanding principal balance of this Note at a variable per annum rate equal to the National Prime Lending Rate in effect from time to time as published in the Money Rates Section of the Wall Street Journal plus one percent (Prime Rate + 1.0%), adjusted daily in accordance with fluctuations in said Prime Rate. In the event said Prime Rate shall cease to be so published, holder shall select a comparable rate to use as the Prime Rate hereunder, as determined by holder in its discretion. Said Prime Rate is a base or index rate and may or may not at any time be the best or lowest interest rate offered by holder to its customers. Interest shall be computed on the basis of a daily amount of interest accruing on the outstanding principal balance during a three hundred sixty (360) day year multiplied by the actual number of days the principal is outstanding during such applicable interest period.

3.          Interest Reserve. An interest reserve (the “Interest Reserve”) shall be established by holder from the Note proceeds in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) for the payment of interest due under this Note. Said Interest Reserve shall be withheld by holder and advanced by holder as the Note proceeds to pay such interest by recording on the holder’s records receipt of an amount equal to the interest to be paid from the Note proceeds and simultaneously recording on the holder’s records the disbursement of an amount of Note proceeds equal to the amount of interest receipted; provided however, upon the occurrence of an event of default or any event which, with the giving of notice or passage of time or both would constitute an event of default, the holder may refuse (and shall not be obligated) to disburse the Note proceeds for payment of interest on this Note from the Interest Reserve. In the event holder determines at any time that the funds in the Interest Reserve are not sufficient to pay all interest to come due under this Note, the undersigned shall on demand deposit with holder as additional Interest Reserve such amount as determined by holder to make up the deficiency. Further, if at any time there are insufficient funds in the Interest Reserve to pay an interest installment, the undersigned shall pay such installment from its own funds.

4.          Use of Proceeds; Advances. Proceeds of this Note shall be used by Borrower solely to refinance the existing indebtedness encumbering the real property securing this Note, and fund soft costs for future development of such real property as are approved by holder in its discretion.

5.          Right of Prepayment and Prepayment Penalty. Prepayments may be made on this Note at any time, in whole or in part, without penalty.

6.          Application of Payments. All payments shall apply to accrued interest, to any other sums that may be due the holder under the terms of this Note or the Mortgage securing this Note or any other instrument securing this Note, and to the principal of this Note in such order as the holder may elect, in its sole discretion.

7.          Default. In case of default in the payment of any installment of principal or interest on the date due hereunder, the legal holder hereof may declare the entire debt then remaining unpaid immediately due and payable, or in case of default in the performance of any of the covenants or agreements contained in the Mortgage Deed securing this Note, or any other instruments securing this Note, then at any time thereafter during default, the legal holder thereof may, after written notice of default to maker, if written notice is required by the said instruments securing this Note, declare the entire debt then remaining unpaid immediately due and payable; and in any such event of default and acceleration, the undersigned maker shall also be obligated to pay as part of the indebtedness evidenced by this Note, all costs of collection, including any reasonable attorney’s fees that may be incurred in the collection and enforcement hereof, including such fees as may be incurred on appeal.

8.          Default Interest Rate. Interest at the maximum lawful rate per annum shall be payable on the entire principal balance owing from and after the occurrence of any default, irrespective of a declaration of maturity, after written notice to the undersigned of such default.

9.          Late Penalty Charge. Without waiving the rights contained in Paragraph 7 of this Note or the rights contained in the Mortgage securing this Note and in addition to such default interest charges contained in Paragraph 8 of this Note and in the Mortgage securing this Note, in the event any payment due on this Note is not paid within ten (10) days of the due date, the holder may charge a late penalty in an amount of five percent (5%) of the late payment.

10.        Interest Charge. The total charge for interest, and in the nature of interest, for the loan transaction contemplated hereby, as evidenced herein, in the event of the acceleration hereof or otherwise, shall not exceed the maximum amount allowed by law, and any excess portion of such charges that may have been prepaid shall be refunded to the undersigned. Such refunding may be made by application of the amount involved as a credit against the sums then due hereunder, but such crediting shall not cure or waive any default.

11.        Waivers. Each and every party to this Note, whether as maker, endorser, surety, guarantor or otherwise, hereby waives presentment, demand, protest, and notice of dishonor and of protest and assents to the terms hereof and to any extension or postponement of the time of payment or any other indulgence. It is further specifically agreed that this Note or any part of the principal or interest due herein may, with the consent of the holder of this Note, be renewed from time-to-time by the Note holder at the request of the then owner of all or part of the security affected by the said Mortgage or at the request of any party bound hereon or who has assumed or may hereafter assume payment hereof without the consent of or notice to other parties bound hereon and without releasing them from liability then existing.

12.        Security. This Note is secured by among other things, the following: (i) a Mortgage (the “Mortgage”) of even date hereof from the undersigned in favor of the holder, which Mortgage encumbers real property situated in Lee County, Florida, as more fully described in said Mortgage; (ii) an Assignment of Rents, Leases, Profits and Contracts (the “Assignment of Rents”) of even date from the undersigned to the holder; (iii) a Collateral Assignment or Permits, Plans and Other Development Rights and Agreements (“Assignment of Permits”) from the undersigned to the holder; (iv) a Security Agreement (the “Security Agreement”) of even date from the undersigned to the holder; (v) UCC-1 Financing Statements (the “Financing Statements”) of even date from the undersigned to the holder; (vi) a Loan Agreement (the “Loan Agreement”) of even date between the undersigned and the holder; and (vii) other instruments executed on the date hereof from the undersigned to the holder (the Mortgage, Assignment of Rents, Assignment of Permits, Security Agreement, Financing Statements, Loan Agreement, and all other instruments given as security for this Note are sometimes referred to herein as the “Security Instruments”). The terms and conditions of said Mortgage and Security Instruments are made a part hereof and shall control any interpretation and enforcement of this Note, all of which shall be construed according to the laws of the State of Florida.

13.        Documentary Stamps and Intangible Tax. All Florida Documentary Stamps and Intangible Tax were paid on the Mortgage securing this note.

14.        Modification. This Note may not be changed orally, but only by an agreement in writing signed by the undersigned and the holder.

15.        Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be given in accordance with the notice provisions of the Loan Agreement.

16.        Successors and Assigns. As used herein, the terms “undersigned” and “holder” shall be deemed to include their respective heirs, personal representatives, successors and assigns. The owner of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the indebtedness evidenced by this Note, including, without limitation, any security for this Note and credit information on the undersigned, any of its principals and any guarantor of this Note, to any company affiliated with the owner of this Note, any assignee or participant, and to the extent, if any, specified in any such assignment or participation, such affiliated companies, assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other loan documents as such person(s) would have if such person(s) were the holder named above. The owner of this Note may also disclose any such information to any regulatory body having jurisdiction over such holder.

17.        Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

18.        Captions; Pronouns. Captions are for reference only and in no way limit the terms of this Note. The pronouns used in this instrument shall be construed as masculine,

feminine, or neuter as the occasion may require. Use of the singular also includes the plural, and vice versa.

19.        Business Day. Any reference herein or in the Loan Agreement or Security Instruments to a day or business day shall be deemed to refer to a banking day which shall be a day on which Bank is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

20.        WAIVER OF JURY TRIAL. THE UNDERSIGNED AND HOLDER MUTUALLY AGREE THAT NEITHER PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE DEBT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH HOLDER. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND IS SUBJECT TO NO EXCEPTIONS. THE HOLDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO THE UNDERSIGNED, ANY GUARANTOR, OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(Remainder of Page Intentionally Left Blank)

EXECUTED the day and year first above written.

ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company
By: Enclaves Group, Inc., a Delaware corporation, its Managing Member

By:	/s/ Daniel G. Hayes
Daniel G. Hayes, President

STATE OF NEW YORK

COUNTY OF WESTCHESTER

The foregoing instrument was acknowledged before me this 16th day of January, 2006, by DANIEL G. HAYES, as President of ENCLAVES GROUP, INC., a Delaware corporation, Managing Member of ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company, who ☒ is personally known to me or who ☐ has produced ____________________________ as identification.

/s/ David Jay Parker
Notary Public
NOTARY RUBBER STAMP SEAL
OR EMBOSSED SEAL	Printed Name

	Commission No.	Expiration Date